Exhibit 99.1

Southwest Gas Holdings Announces Actions to Help Preserve Company’s Ability to Effectuate a Tax-Free Separation of Centuri and Provides Update to Private Letter Ruling Request

Adopts Tax-Free Spin Protection Plan as it Considers Additional Centuri Separation Alternatives

LAS VEGAS – November 6, 2023 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today announced actions to help preserve the Company’s ability to effectuate a tax-free separation of Centuri Group, Inc. (“Centuri”) as it considers additional separation alternatives to form a new independent publicly traded utility infrastructure services company. The Company remains committed to separating Centuri and continues to assess the value of a potential tax-free spin-off of Centuri, either following, or in lieu of, a potential initial public offering by Centuri as well as other transaction alternatives.

In order to help preserve the value to stockholders of a potential spin-off of Centuri in a manner that could be tax-free to Southwest Gas as well as its stockholders, Southwest Gas announced that its board of directors (the “Board”) has adopted a tax-free spin protection plan (the “Plan”) on November 3, 2023 to help reduce the possibility of a 355 Ownership Change, detailed below, which could impair Southwest Gas’s ability to effectuate a spin-off transaction that is tax-free to Southwest Gas.

The Plan, which the Company intends to submit to a vote of Southwest Gas stockholders at the Company’s 2024 annual meeting, is intended to help preserve the Company’s ability to reduce any potential significant tax liability to the Company associated with a spin-off of Centuri. Southwest Gas is also considering other taxable transaction alternatives that may use the Company’s available net operating losses to offset the tax impact in certain cases, including, among other potential structures, a potential sell-down of Centuri shares held by Southwest Gas following an initial public offering of Centuri. As of December 31, 2022, the Company had a U.S. federal net operating loss carryforward of $932.8 million.

The considerations of additional separation alternatives and implementation of the Plan come as the Internal Revenue Service (the “IRS”) has advised the Company that the IRS has exercised its discretion not to rule on certain tax questions relating to a potential spin-off of Centuri based on the fact-intensive nature of the questions presented.

Overview of the Tax-Free Spin Protection Plan

While Southwest Gas intends that any spin-off transaction, if effected, would qualify as a tax-free transaction to Southwest Gas stockholders, the ability to effect a tax-free spin-off to Southwest Gas (as opposed to its stockholders) could be lost if certain stock purchases (including by existing or new holders in the open market) are treated as part of a plan pursuant to which one or more persons acquire directly or indirectly a 50% or greater interest in Southwest Gas (a “355 Ownership Change”) within applicable time periods for purposes of Section 355(e) of the Internal Revenue Code.

The Company believes that there is minimal capacity for changes in the ownership of its stock before a 355 Ownership Change could occur. The Plan is intended to restrict the acquisitions of Southwest Gas stock that could cause a 355 Ownership Change and could impair Southwest Gas’s ability to effectuate a spin-off transaction that is tax-free to Southwest Gas. The Plan is not designed to prevent any action that the Board determines to be in the best interests of Southwest Gas and its stockholders, and will help to ensure that the Board remains in the best position to discharge its fiduciary duties, including providing the most value to Southwest Gas stockholders in connection with the separation of Centuri.

As part of the Plan, the Board declared a dividend of one preferred stock purchase right, which are referred to as “rights,” for each outstanding share of Southwest Gas common stock. The dividend will be payable to holders of record as of the close of business on November 17, 2023. Any shares of Southwest Gas common stock issued after the record date will be issued together with the rights. The rights will initially trade with Southwest Gas’ common stock and will generally become exercisable if a person or group, without the approval of the Board, acquires 4.9% or more of Southwest Gas’ outstanding common stock (or, in the case of a passive investor, 9.9% or more of Southwest Gas’ outstanding common stock, or, in the case of Mr. Carl Icahn and his affiliates, as required by the terms of the Amended and Restated Cooperation Agreement, dated as of October 24, 2022, between the Company and Mr. Icahn and certain of his affiliates, 24.9% or more of Southwest Gas’ outstanding common stock, subject to the terms of the Plan).

Under the Plan, any person that currently owns 4.9% (or 9.9%, in the case of a passive investor) or more of Southwest Gas’ outstanding common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Plan (except as otherwise specified in the Plan), including with respect to Mr. Carl Icahn and his affiliates, who are subject to the limit described above). If the rights become exercisable, all holders of rights (other than the triggering person) will be entitled to purchase Southwest Gas common stock at a 50% discount or Southwest Gas may exchange each right held by such holders for one share of Southwest Gas common stock. Rights held by the triggering person will become null and void and will not be exercisable.

The Plan includes procedures by which the Board will consider requests by stockholders to exempt certain acquisitions of Southwest Gas common stock from the Plan if the Board determines that doing so would not adversely impact or impair the tax-free status of the potential spin-off of Centuri or is otherwise in the best interests of Southwest Gas.

The Plan will expire on the date following the certification of the voting results for Southwest Gas’ 2024 annual meeting of stockholders, unless Southwest Gas’ stockholders ratify the Plan on or prior to such meeting, in which case the Plan will continue in effect until the date that is two years after the date of the consummation of the spin-off of Centuri (consistent with a presumption period for testing for a 355 Ownership Change), unless terminated earlier in accordance with its terms, including if Southwest Gas determines to no longer pursue a tax-free spin-off of Centuri.

Additional information about the separation of Centuri and the Plan will be available on a Form 8-K to be filed by Southwest Gas with the Securities and Exchange Commission (the “SEC”).

About Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities. Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations with respect to the separation of Centuri and the ability to preserve the viability of a tax-free spin-off of Centuri. The Company can provide no assurances that an initial public offering and/or separation of Centuri will occur on the expected timeline or at all. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on strategic alternatives, including the separation Centuri, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, future earnings trends, inflation, interest rates, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas

Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the U.S. Securities and Exchange Commission. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.